SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2003

Verticalnet, Inc.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former name and former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following are included as exhibits to this report furnished under Item 12:

99.1	Press Release dated August 13, 2003 issued by Verticalnet, Inc.

99.2	Pro Forma Shareholders’ Equity (Deficit) – Unaudited – As of June 30, 2003

ITEM 9.	REGULATION FD DISCLOSURE.

The following information is furnished under “Item 9. Regulation FD Disclosure” and “Item 12. Disclosure of Results of Operations and Financial Condition.”

On August 13, 2003, Verticalnet, Inc. (“Verticalnet”) issued a press release setting forth Verticalnet’s financial information for the quarter ended June 30, 2003. A copy of Verticalnet’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The Registrant has provided an unaudited pro forma shareholders’ equity (deficit) because Verticalnet believes this presentation is helpful to investors in understanding the effect of both the Verticalnet repurchase of $6.4 million of its 5¼% convertible subordinated debentures due September 2004, which occurred on July 30, 2003 and the $1.1 million private placement of its common stock and warrants on August 12, 2003. The pro forma demonstrates the effect on the Registrant’s shareholders’ equity (deficit) as if these subsequent events had occurred on June 30, 2003. A copy of the pro forma is attached hereto as Exhibit 99.2 and hereby incorporated by reference. The attached pro forma supercedes and replaces the pro forma provided in the Form 8-K filed on July 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC

Date: August 14, 2003	By:	/s/ GENE S. GODICK
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 13, 2003 issued by Verticalnet, Inc.

99.2	Pro Forma Shareholders’ Equity (Deficit) – Unaudited – As of June 30, 2003